EXHIBIT 21.1

The following list sets forth (i) all subsidiaries of Ryder System, Inc. at December 31, 2017, (ii) the state or country of incorporation or organization of each subsidiary, and (iii) the names under which certain subsidiaries do business.

Name of Subsidiary	State or Country of Incorporation or Organization
3241290 Nova Scotia Company	Nova Scotia
Associated Ryder Capital Services, Inc.	Florida
Bullwell Trailer Solutions Limited	England
CRSA Global Logistics (HK) Limited	Hong Kong
CRTS Logistica Automotiva S.A.	Brazil
Euroway Vehicle Contracts Limited	England
Euroway Vehicle Engineering Limited	England
Euroway Vehicle Management Limited	England
Euroway Vehicle Rental Limited	England
Far East Freight, Inc.	Florida
Hill Hire Limited	England
Network Vehicle Central, Inc.	Florida
Network Vehicle Central, LLC	Florida
Road Master, Limited	Bermuda
RSI Holding B.V.	Netherlands
RSI Purchase Corp.	Delaware
RTI Argentina S.A.	Argentina
RTRC Finance LP	Canada
RTR Holdings (B.V.I.) Limited	British Virgin Islands
RTR Leasing I, Inc.	Delaware
RTR Leasing II, Inc.	Delaware
RTR Next Gen Sales, LLC	Florida
Ryder Argentina S.A.	Argentina
Ryder Ascent Logistics Pte Ltd.	Singapore
Ryder Asia Pacific Holdings B.V.	Netherlands
Ryder Capital (Barbados) SRL	Barbados
Ryder Canadian Financing US LLC	Delaware
Ryder Capital Ireland Holdings II LLC	Delaware
Ryder Capital Luxembourg Limited, S.A.R.L.	England
Ryder Capital Luxembourg Limited, Corp.	Florida
Ryder Capital S. de R.L. de C.V.	Mexico
Ryder Capital Services Corporation	Delaware
Ryder Capital UK Holdings LLP	England
Ryder Chile Sistemas Intergrados de Logistica Limitada(1)	Chile
Ryder CRSA Logistics (HK) Limited	Hong Kong
Ryder de Mexico S. de R.L. de C.V.	Mexico
Ryder Dedicated Logistics, Inc.	Delaware
Ryder Deutschland GmbH	Germany

Ryder Distribution Services Limited	England
Ryder do Brasil Ltda.	Brazil
Ryder Energy Distribution Corporation	Florida
Ryder European B.V.	Netherlands
Ryder Europe Operations B.V.	Netherlands
Ryder Fleet Products, Inc.	Tennessee
Ryder Fuel Services, LLC	Florida
Ryder Funding LP	Delaware
Ryder Funding II LP	Delaware
Ryder Global Services, LLC	Florida
Ryder Hungary Logistics LLC	Hungary
Ryder Integrated Logistics, Inc.(2)	Delaware
Ryder Integrated Logistics of California Contractors, LLC	Delaware
Ryder Integrated Logistics of Texas, LLC	Texas
Ryder International Acquisition Corp.	Florida
Ryder International, Inc.	Florida
Ryder Limited	England
Ryder Logistica Ltda.	Brazil
Ryder Logistics (Shanghai) Co., Ltd.	China
Ryder Mauritius Holdings, Ltd.	Mauritius
Ryder Mexican Holding B.V.	Netherlands
Ryder Mexican Investments I LP	Delaware
Ryder Mexican Investments II LP	Delaware
Ryder Mexicana, S. de R.L. de C.V.	Mexico
Ryder Offshore Holdings III LLC	Delaware
Ryder Pension Fund Limited	England
Ryder Puerto Rico, Inc.	Delaware
Ryder Purchasing LLC	Delaware
Ryder Receivable Funding III, L.L.C.	Delaware
Ryder Risk Solutions, LLC	Florida
Ryder Services Corporation(3)	Florida
Ryder Servicios do Brasil Ltda.	Brazil
Ryder Soluciones S. de R.L. de C.V.	Mexico
Ryder Singapore Pte Ltd.	Singapore
Ryder System B.V.	Netherlands
Ryder System Holdings (UK) Limited	England
Ryder Thailand I, LLC	Florida
Ryder Thailand II, LLC	Florida
Ryder Truck Rental Holdings Canada Ltd.	Canada
Ryder Truck Rental, Inc.(4)	Florida
Ryder Truck Rental I LLC	Delaware
Ryder Truck Rental II LLC	Delaware
Ryder Truck Rental III LLC	Delaware
Ryder Truck Rental IV LLC	Delaware
Ryder Truck Rental I LP	Delaware
Ryder Truck Rental II LP	Delaware

Ryder Truck Rental Canada Ltd.(5)	Canada
Ryder Truck Rental LT	Delaware
Ryder Vehicle Sales, LLC	Florida
Sistemas Logisticos Sigma S.A.	Argentina
Tandem Transport, L.P.	Georgia
Translados Americano S. de R.L. de C.V.	Mexico
Truck Transerv, Inc.	Delaware
____________________

(1)    Chile: d/b/a Ryder Chile Limitada

(2)     Florida: d/b/a UniRyder

(3)    Ohio and Texas: d/b/a Ryder Claims Services Corporation

(4)
Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

Maryland and Virginia: d/b/a Ryder/Jacobs

Michigan: d/b/a Atlas Trucking, Inc.

Michigan: d/b/a Ryder Atlas of Western Michigan

Texas: d/b/a DSC Truck Services

(5)    French Name: Location de Camions Ryder du Canada Ltee.

Canadian Provinces:    d/b/a Ryder Integrated Logistics,
Ryder Dedicated Logistics,
Ryder Canada,
Ryder Carrier Management Services